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EXHIBIT 4

OMNIBUS AGREEMENT

        This Omnibus Agreement (this "Agreement"), dated as of December 20, 2002, is by and among Brigham Exploration Company, a Delaware corporation (the "Company"), Brigham Oil & Gas, L.P., a Delaware limited partnership (the "Borrower"), and the Credit Suisse First Boston entities listed on Schedule A hereto (the "CSFB Entities"). Unless otherwise defined herein, all terms used herein shall have the meaning given such terms in the Credit Agreement (defined herein).

RECITALS

        WHEREAS, the CSFB Entities and Shell Capital Inc., a Delaware corporation ("SCI") are parties to that certain Assignment Agreement, dated as of November 21, 2002 (the "Assignment Agreement"), pursuant to which the CSFB Entities purchased the Assigned Interest (as such term is defined in the Assignment Agreement) (the "Assignment") held by SCI pursuant to that certain Amended and Restated Credit Agreement, dated as of February 17, 2000, among the Borrower, Agent, and each of the Lenders (as amended and supplemented, the "Credit Agreement");

        WHEREAS, the parties desire that the CSFB Entities immediately convert all outstanding Loans acquired by the CSFB Entities pursuant to the Assignment Agreement into 2,564,102 shares of the Company's common stock, $0.01 par value (the "Shares"), in accordance with the Equity Conversion Agreement (the "Conversion");

        WHEREAS, the parties desire to waive certain actions required under the Credit Agreement or other Loan Documents in order to effect the Conversion in an expedient manner; and

        WHEREAS, the Company, the Borrower and SCI are parties to that certain Exchange Agreement, dated as of November 21, 2002 (the "Exchange Agreement"), pursuant to which certain of the Loan Documents will be amended or terminated;

        NOW, THEREFORE, in consideration of the mutual representations, covenants, and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    No Liability; Release.    The Company and the Borrower agree that, upon completion of the Assignment and the Conversion, the CSFB Entities will not be a party to the Credit Agreement or any of the Loan Documents, and effective as of such time, the Company and the Borrower hereby release and indemnify the CSFB Entities from any liability of any kind thereunder (whether for matters occurring before or after the Conversion). The CSFB Entities acknowledge and agree that, upon completion of the Assignment and Conversion, they will have no further rights or obligations under the Credit Agreement or any of the Loan Documents and will cease to be a party under the Loan Documents.

        2.    Waiver of Delivery of Notes to the CSFB Entities.    The CSFB Entities hereby irrevocably waive the requirement under Section 12.06(d) of the Credit Agreement that the Borrower deliver new Notes representing the principal amount of the CSFB Entities' Maximum Credit Amount following the Assignment.

        3.    Conversion; Delivery of Stock Certificates.    On the Closing Date (as defined in the Assignment Agreement), the Company shall deliver stock certificates representing the Shares to the CSFB Entities in accordance with the allocations set forth in Schedule A hereto. The CSFB Entities shall not be required to present a Note representing the outstanding Loans owned in order to effect the Conversion.

Exh. 4-1

        4.    Waiver of Conversion Notice.    The Company and the Borrower hereby irrevocably waive any requirement under the Equity Conversion Agreement, including but not limited to Section 2.01(h) thereof, to provide any notice of the Conversion.

        5.    Inducement Payment.    The Company shall pay the CSFB Entities the sum of Five Hundred Thousand Dollars ($500,000) on the Closing Date as an inducement by the Company to the CSFB Entities to exercise their conversion rights under the Equity Conversion Agreement. In addition, the Company shall pay or reimburse all reasonable out-of-pocket expenses incurred by the CSFB Entities, including attorneys' fees, in connection with the transactions contemplated by the Assignment Agreement or this Agreement.

        6.    Conditions Precedent.    The effectiveness of this Agreement is subject to the execution and delivery of a consent and waiver letter executed by the Company, the Borrower, Agent and each of the Lenders in the form attached hereto as Exhibit A.

        7.    Notices.    All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

        8.    Amendment, Modification or Waiver.    No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the parties.

        9.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        10.    Governing Law.    This Agreement shall be, in accordance with New York General Obligations Law Section 5-1401, governed by and construed in accordance with the laws of the State of New York.

        11.    Headings.    The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        12.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Exh. 4-2

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed by their respective duly authorized officers, as of the day and year first above written.

BRIGHAM EXPLORATION COMPANY
By:	/s/ DAVID T. BRIGHAM
Name:	David T. Brigham
Title:	Executive Vice President Land & Administration
Address for Notice:
6300 Bridge Point Parkway Building 2, Suite 500 Austin, TX 78730
BRIGHAM OIL & GAS, L.P.
	By:	Brigham, Inc. Its General Partner
		By:	/s/ DAVID T. BRIGHAM
		Name:	David T. Brigham
		Title:	Executive Vice President
Address for Notice:
6300 Bridge Point Parkway Building 2, Suite 500 Austin, TX 78730
CSFB ENTITIES:
DLJ MERCHANT BANKING PARTNERS III, L.P.
By:	DLJ MERCHANT BANKING III, INC., its Managing General Partner
	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

Exh. 4-3

DLJ MERCHANT BANKING III, INC., AS ADVISORY GENERAL PARTNER ON BEHALF OF DLJ OFFSHORE PARTNERS III, C.V.
	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

DLJ MERCHANT BANKING III, INC.,
AS ADVISORY GENERAL PARTNER ON BEHALF OF
DLJ OFFSHORE PARTNERS III-1, C.V. AND AS
ATTORNEY-IN-FACT FOR DLJ MERCHANT BANKING III, L.P.,
AS ASSOCIATE GENERAL PARTNER OF
DLJ OFFSHORE PARTNERS III-1, C.V.
	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

DLJ MERCHANT BANKING III, INC., AS ADVISORY
GENERAL PARTNER ON BEHALF OF
DLJ OFFSHORE PARTNERS III-2, C.V. AND
AS ATTORNEY-IN-FACT FOR DLJ MERCHANT BANKING III, L.P.,
AS ASSOCIATE GENERAL PARTNER OF
DLJ OFFSHORE PARTNERS III-2, C.V.
	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact
DLJ MB PARTNERSIII GmbH & CO. KG
By:	DLJ MERCHANT BANKING III, L.P., its Managing Limited Partner
	By:	DLJ MERCHANT BANKING III, INC., its General Partner
		By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact

Exh. 4-4

MILLENNIUM PARTNERS II, L.P.
By:	DLJ MERCHANT BANKING III, INC., its Managing General Partner
	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact
MBP III PLAN INVESTORS, L.P.
By:	DLJ LBO PLANS MANAGEMENT CORPORATION, its Managing General Partner
	By:	/s/ ROBERT CABES ROBERT CABES Attorney-in-Fact
ADDRESSES FOR NOTICES TO THE CSFB ENTITIES:
Global Energy Partners 1100 Louisiana Street Houston, Texas 77002 Fax: 713-890-1429 Attn: Steven A. Webster
and
CSFB Private Equity 11 Madison Avenue New York, New York 10010 Fax: 212-448-3502 Attn: Dorian S. Forshner

Exh. 4-5

SCHEDULE A

Holder Name	No. of Shares
DLJ Merchant Banking Partners III, L.P.	1,848,463
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.	100,675
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.	33,699
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.	24,005
DLJ MB PartnersIII GmbH & Co. KG	15,926
Millennium Partners II, L.P.	3,210
MBP III Plan Investors, L.P.	538,124

Exh. 4-6

EXHIBIT A

        [Brigham Exploration Company Letterhead]

Bank of Montreal
700 Louisiana Street, Suite 4400
Houston, Texas 77002

Societe Generale
1111 Bagby Street, Suite 2020
Houston, Texas 77002

Shell Capital Inc.
910 Louisiana Street, Suite 5000
Houston, Texas 77002

The Royal Bank of Scotland plc
600 Travis Street, Suite 6070
Houston, Texas 77002

Re:        Consent and Waiver Request

Gentlemen and Ladies:

        Reference is made to (a) the Amended and Restated Credit Agreement dated as of February 17, 2000 (as amended to date, the "Senior Credit Agreement") among Brigham Oil & Gas, L.P., as Borrower ("Borrower"), Bank of Montreal, as Agent (in such capacity, "Senior Agent", and individually, "BMO"), and BMO, Societe Generale ("Soc Gen"), and Shell Capital Inc. ("SCI"), as Lenders, and (b) the Subordinated Credit Agreement dated as of October 31, 2000 (as amended to date, the "Subordinated Credit Agreement") as originally between Borrower and SCI and now among Borrower, the Royal Bank of Scotland plc, as Agent (as successor to SCI), and the Lenders signatory thereto.

        As used in this consent and waiver letter, "Loan Documents" means the "Loan Documents" as defined in either the Senior Credit Agreement or the Subordinated Credit Agreement, and "Brigham" means Brigham Exploration Company.

        Brigham and Borrower intend to participate in the transactions or enter into the agreements (a copy of each of which is attached hereto) described below:

          1.    a certain Assignment Agreement dated as of November 21, 2002 (the "Assignment Agreement") between SCI, DLJ Merchant Banking Partners III, L.P. and various other affiliates of, or entities otherwise associated with, Credit Suisse First Boston (collectively, "CSFB") pursuant to which, among other things, SCI will assign to CSFB the principal amount of the loans outstanding under the Senior Credit Agreement equal to $10,000,000 and the right to convert such loans into common stock of Brigham pursuant to the Equity Conversion Agreement dated as of February 17, 2000 (as amended to date, the "Equity Conversion Agreement") among SCI, Brigham and Borrower;

          2.    a certain Omnibus Agreement by and among Brigham, the Borrower and CSFB in the form attached to the Assignment Agreement, that provides, among other things, for the exercise by CSFB of its conversion right (the "Note Conversion") in accordance with the Equity Conversion Agreement, the payment of $500,000 by Brigham to CSFB as an inducement to the Note Conversion, and the consequent issuance of 2,564,102 shares of Brigham's common stock to CSFB;

          3.    a certain Exchange Agreement dated as of November 21, 2002 (the "Exchange Agreement") by and between Brigham, the Borrower and SCI, pursuant to which, among other things, Brigham will issue 550,000 shares of its common stock to SCI, SCI will surrender all of its

Exh. 4-7

  warrants issued by Brigham, and Brigham, the Borrower and SCI will terminate the Equity Conversion Agreement and other documents described therein;

          4.    a certain Registration Rights Agreement between Brigham and SCI in the form attached to the Exchange Agreement, pursuant to which SCI and its successors and assigns will have "demand" and "piggy back" registration rights to obtain registration of such 550,000 shares of common stock in certain circumstances; and

          5.    the sale by Brigham to CSFB, for $10,000,000 in cash, of shares of a new, mandatorily redeemable preferred stock plus new warrants to purchase common stock of Brigham at $4.35 per share, as more fully described on Exhibit A.

        As a result of these transactions, both the "Maximum Credit Amount" of SCI under the Senior Credit Agreement and the principal balance of SCI's loans under the Senior Credit Agreement will be reduced to $30,000,000, and, after giving effect to the Note Conversion, CSFB will have no such "Maximum Credit Amount".

        Please execute a copy of this consent and waiver letter in the space provided below to evidence (a) your consent to the execution of the documents described above and the consummation of the transactions therein and herein on the terms described above, (b) your agreement that the Assignment Agreement and the Note Conversion may be completed without any issuance of a new $10,000,000 promissory note to CSFB and without any surrender of such a note by CFSB to Brigham or Borrower, (c) your agreement that, upon completion of the Assignment Agreement and the Note Conversion, CSFB will not be a party to the Senior Credit Agreement or any of the Loan Documents and your release of CSFB from any liability of any kind thereunder (whether for matters occurring before or after the Note Conversion), and (d) your agreement to confirm the foregoing in writing directly to CSFB, if hereafter requested to do so.

        Brigham and Borrower hereby (x) waive any requirement in the Loan Documents that the Senior Agent or SCI give either of them notice of any of the transactions described above (whether under Section 12.06(d) of the Senior Credit Agreement, under the Equity Conversion Agreement, or otherwise), (y) agree to issue a new promissory note to SCI, in the stated amount of $30,000,000, and (z) confirm to Senior Agent, BMO, Soc Gen and SCI that the Loan Documents remain in full force and effect and (except as described in the Exchange Agreement) will remain in full force and effect after giving effect to the transactions described above.

        This consent and waiver letter shall be governed by and construed under the laws of the State of Texas. This consent and waiver letter may be executed in multiple counterparts, and by the different parties hereto in separate counterparts (which may be delivered, among other ways, by the exchange of faxed signature pages), and all of such counterparts will constitute a single letter agreement.

Exh. 4-8

        Thank you very much for your cooperation.

Yours truly,
BRIGHAM EXPLORATION COMPANY
	By:	Name: Title:
BRIGHAM OIL & GAS, L.P.
By:	Brigham, Inc., its general partner
	By:	Name: Title:

CONSENTED TO as of the date set out above:

BANK OF MONTREAL, as Senior Agent and Lender
By:
Name:
Title:
SOCIETE GENERALE
By:
Name:
Title:
SHELL CAPITAL INC.
By:
Name:
Title:
THE ROYAL BANK OF SCOTLAND plc
By:
	Name:	Peter Buchanan
	Title:	Director

Exh. 4-9

EXHIBIT A

[Description of preferred stock and warrants to come based on final term sheet.]

Exh. 4-10

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  EXHIBIT 4
OMNIBUS AGREEMENT
RECITALS
SCHEDULE A
EXHIBIT A
EXHIBIT A